EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of 2020 ChinaCap Acquirco, Inc. on the Amendment No. 4 to Form S-4 of our report dated May 14, 2009 on the consolidated financial statements of Windrace International Company Limited and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
September 28, 2009